UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 23, 2009

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 11, 2009 we entered into a Hartindo AF21 Product, Purchase, Sales, Distribution, Marketing and Service Agreement with EcoBlu Products, Inc. The basic terms and conditions proposed by MGOA into the agreement will include, but not be limited to, the following:

A.	Megola Inc. will provide EcoBlu Products, Inc:

(i)	a supply of the Hartindo AF21 Product
(ii)
use of the technical data, non-proprietary intellectual property and other information relating to the Hartindo AF21 Product’s application, handling and storage and all material, non-proprietary modifications thereof as more fully set forth herein while this Agreement is in effect (“Hartindo AF21 Product Technology”)

B.	Minimum Purchase Requirements of Buyer

(i)	Within the first 12 months immediately following the execution of this agreement; 455 totes of Product including the initial purchase of 30 totes.
(ii)	The next 13-24 months; 842 totes of Product.
(iii)	The next 25-36 months; 1263 totes of Product.

The sole remedy of Seller if Buyer does not meet these minimum Product purchase requirements is Buyer will lose its exclusivity and this Agreement will terminate.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0 Product, Purchase, Sales, Distribution, Marketing and Service Agreement with EcoBlu Products, Inc.

99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: November 23, 2009	By: /s/ Joel Gardner
Joel Gardner, President